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                AGREEMENT FOR PURCHASE AND SALE OF ASSETS           EXHIBIT 2.2

         This Agreement is made and entered into this 19th day of August, 1997, by and between CompuRAD, Inc. ("Buyer"), and Medical Imaging Technology Associates, Inc. ("Seller").

                                    RECITALS

         A. Seller is engaged in the business of a manufacturing and selling medical imaging computer software products and services (the "Business"); and

         B. Seller desires to sell to Buyer, and Buyer desires to purchase from Seller, on the terms and subject to the conditions of this Agreement, the assets and other properties described below which are owned or used by Seller in connection with the operation of the Business.

                                    COVENANTS

         In consideration of the foregoing recitals, which are incorporated herein and made a part hereof, and the mutual covenants and agreements hereinafter set forth, the parties agree as follows:

                                    ARTICLE I
                           PURCHASE AND SALE OF ASSETS

         1.1 DEFINITIONS. On the terms and subject to the conditions of this Agreement, Seller agrees to sell, convey, transfer, assign and deliver to Buyer, and Buyer agrees to purchase from Seller, on the Closing Date (as hereinafter defined), the following described assets and other properties owned or used by Seller in connection with the operation of the Business, all of which are referred to herein collectively as the "Assets":

                  (a) "Inventory" which means and includes all items including computers, diskettes, products, supplies and other goods held for sale by Seller in the ordinary course of the Business, whether or not such computers, diskettes, products, supplies or other goods are prepared for sale or delivery to customers of the Business, but excluding any items which are unusable, obsolete or unsaleable in the ordinary course of the Business;

                   (b) "Contractual Rights" which means and includes any and all rights under any contracts, agreements or other documents in any manner related to the ownership, possession, lease or use of the Assets, or to the ownership, operation or conduct of the Business, including, but not limited to, rights and obligations under or in or claims, under any and all permits, licenses, franchises, purchase and sales orders, all service and support contracts, all other contracts necessary, convenient or required in order to carry on the Business, and all of Seller's rights and obligations to service its customers, all customer records and other books and records. The Contractual Rights, includes, but are not limited to, the contractual rights described in Exhibit A;

                  (c) "Intellectual Property" which includes all intellectual property, know-how and information owned or licensed by Seller, including, but not limited to, all of the following in any manner related to the ownership, possession or use of the Assets or to the ownership, operation or conduct of the Business and includes but is not limited to the Intellectual Property identified in Exhibit B hereto. The Intellectual Property may be recorded or fixed in written or other form and includes:

                           (1) All of Seller's right, title and interest in and
to the names "Tapestry" or "Gammacon" or similar words or phrases, and all other trademarks, service marks, trade names and logos, including all registrations and applications therefor (collectively, "Trademarks");

                           (2) All trade secrets, know-how, inventions, models,
confidential business information, product designs, processes, drawings, formulae, customer lists, supplies and distribution lists, price lists, computer programs, technical and engineering data, trade information, catalogs and marketing


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materials (collectively, "Other Proprietary Rights");

                           (3) All licenses and similar agreements to which
Seller is a party, either as licensee or licensor, relating to Trademarks or Other Proprietary Rights (collectively, "Licenses");

                           (4) All computer software programs owned by Seller
(including, without limitation, the Tapestry and Gammacon products,) the exclusive worldwide rights and obligations to market and service such programs, all trade secrets and processes relating to such programs, all current, previous, enhanced and developmental versions of the source and object codes and any variations thereof, and all documentation related thereto, all design specifications therefor, all maintenance and installation job control language, all copyrights pertaining to such programs, the programs' operators' manuals, the user documentation, the systems' documentation and manuals (including all flowcharts, systems' procedures and program component descriptions), all procedures for the modification and preparation for the release of enhanced versions of such programs, all compiler and developmental tools and licenses, all component programs, and all available testing data relative to the installation and checkout of such programs including but not limited to all Device Master Records ("ADMR") for the Products, all Device History Records ("DHRs") for the Products, all Food & Drug Administration ("FDA") compliance documents, all correspondence between or among Seller and the FDA (collectively, the "Proprietary Rights");

                           (5) all related documentation in which Seller owns
intellectual property rights, including user manuals, operator manuals, maintenance manuals, published product specifications and other such documentation normally distributed with the Proprietary Rights (collectively, "Related Documentation");

                           (6) all derivative products including any and all
computer programs or documentation based upon any portion of the Technology or Related Documentation, such as an abridgment, condensation, addition, extension, improvement, change, enhancement or update, or any other form in which the Technology or Related Documentation may be recast, transformed or adapted (collectively, "Derivative Products"); and

                           (7) the exclusive worldwide rights and obligations to
market and service the Trademarks, Proprietary Rights, the Other Proprietary Rights the Licenses, Derivative Products, and Related Documentation.

                  (d) "Equipment" which means and includes all items listed on Exhibit C attached hereto including all demonstration and development equipment.

         1.2 CLOSING DATE. The "Closing Date" (or "Closing") shall be on or about April 1, 1998 at 9:00 a.m. and shall take place at Law Offices of Joel L. Herz, 1050 E. River Rd., Suite 300, Tucson, Arizona, or at such other time and place as the parties may agree to in writing. The foregoing sale and transfer of the Assets shall be made effective as of April 1, 1998 (the "Transfer Date") even if the execution and delivery of this Agreement and the Closing of the transactions contemplated hereby (the "Closing Date") occurs on a later date. All documents and Assets may be delivered by Seller to the Closing via express mail.

         1.3 LIABILITIES EXCLUDED. Except for a single contract with General Electric Corp. for which MITA's obligations shall not exceed $12,000 or as otherwise listed in this Agreement, this Agreement is for the purchase and sale of the Assets only. Accordingly, notwithstanding any other provision hereof, this Agreement excludes, and Buyer does not assume, any liabilities of Seller, except as set forth in this Agreement. The liabilities excluded include, but are not limited to, Seller's accounts payable and all obligations arising out of or related to any collective bargaining agreement, employment agreement, pension or retirement plan, profit-sharing plan, stock purchase or stock option plan, medical insurance plan, compensation and bonus agreement, vacation or severance pay plan or agreement or any other employee benefit or plan. As provided herein, Seller's obligations to trade creditors and other persons having claims against Seller shall be paid by Seller. Any and all other accounts payable or other obligations or liabilities accruing to and existing on the Closing Date are and shall remain the sole obligation and responsibility of Seller.


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         1.4      PURCHASE PRICE.

                  The purchase price for the Assets (the "Purchase Price") shall be Seventeen Thousand Five Hundred (17,500) shares of Buyer's restricted non-registered Common Stock, $.01 par value per share (the "Common Stock"). The Buyer shall instruct its transfer agent to transfer the Common Stock at the Closing. The actual transfer will take place as soon as reasonably possible within the requirements of the transfer agent of Buyer. In addition, Buyer agrees to reimburse Seller, at the Closing, Seller's attorneys fees incurred in connection with this Agreement of up to Two Thousand Dollars ("$2,000.00"). Buyer shall not be responsible for any additional fees of Seller.

         1.5 INVENTORY. The Inventory shall include Seller's inventory of diskettes, computers, products, supplies and other goods held for sale by Seller in the ordinary course of the Business, excluding any items that are unusable, obsolete or unsaleable in the ordinary course of the Business, and shall be priced at Seller's actual cost of such Inventory (based on Seller's most recent invoice for such items, and net of any volume or sales discounts), plus freight charges actually paid by Seller in connection therewith. Seller shall provide Buyer with invoices or other documentation or evidence reasonably requested by Buyer to verify Seller's figures with respect to the cost of such Inventory and the freight charges paid by Seller in connection therewith. Seller shall retain, and the Purchase Price shall not reflect, any items of Inventory that, in Buyer's reasonable judgment, are unusable, obsolete or unsaleable in the ordinary course of the Business. Buyer and Seller shall cooperate reasonably with one another in determining the amount of Inventory to be sold by Seller to Buyer hereunder and in arriving at the portion of the Purchase Price to be paid by Buyer for such Inventory.

         1.6 PAYMENT OF TAXES AND OTHER CHARGES. Seller shall pay any transaction privilege tax, use tax, excise tax or other transfer fee, tax, charge or assessment which may be imposed by any governmental agency with respect to the sale, transfer, conveyance or assignment of the Assets pursuant to this Agreement.

                                   ARTICLE II
                    REPRESENTATIONS AND WARRANTIES OF SELLER

         Seller represents and warrants to Buyer that, as of the date of this Agreement and as of the Closing Date:

         2.1 ORGANIZATION AND STANDING. Seller is a corporation duly organized, validly existing, and in good standing under the laws of the Commonwealth of Pennsylvania. Seller has the requisite corporate power and corporate authority to own, lease and operate the Assets and the Business and is duly authorized, licensed, and in good standing to carry on the Business in the places and in the manner in which the Business is presently being conducted.


         2.2      CAPACITY; AUTHORITY; CONSENTS.

                  (a) Seller has full corporate power, legal capacity and authority to execute and deliver this Agreement, to consummate the transactions contemplated hereby and to perform its obligations hereunder. The execution and delivery of this Agreement, the consummation of the transactions contemplated hereby and the performance of the obligations of Seller hereunder have been duly authorized by the Board of Directors and shareholders of Seller and no other corporate proceedings on the part of Seller are necessary in connection therewith. This Agreement constitutes, and each other instrument or document to be executed and delivered by Seller will constitute, valid and binding obligations of Seller, enforceable against Seller in accordance with their respective terms;

                  (b) Neither the execution and delivery of this Agreement by Seller, the consummation of the transactions contemplated hereby nor the performance of Seller's obligations hereunder will (i) violate any provision of the Articles of Incorporation, as amended, or By-Laws, as amended, of Seller;
(ii) violate any


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statute, code, ordinance, rule or regulation of any jurisdiction applicable to
Seller or the Assets; (iii) violate any judgment, order, writ, decree, injunction or award of any court, arbitrator, mediator, government or governmental agency or instrumentality, which is binding upon Seller or which would have a materially adverse effect on the Assets or the operation or conduct of the Business; (iv) materially violate, breach, conflict with, constitute a default under (whether with notice or lapse of time, or both), result in termination of or accelerate the performance required by, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, deed of trust, license, lease, agreement or other instrument or obligation to which Seller is a party or by which Seller, the Assets or the Business is bound; or (v) result in the creation of any lien, security interest, charge or other encumbrance upon any of the Assets; and

                  (c) Except as set forth in Exhibit D, no consents, approvals, filings or registrations with or by any governmental agency or instrumentality or any other person or entity are necessary in connection with the execution or delivery by Seller of this Agreement, the consummation by Seller of the transactions contemplated hereby, or the performance of Seller's obligations hereunder. All such necessary consents, approvals, filings or registrations which have not been obtained on the date hereof shall be obtained by Seller, at its cost and expense, prior to the Closing Date.

         2.3 ABSENCE OF DEFAULTS. Seller is not in default under, or in violation of, any provision of its Articles of Incorporation, as amended, or By-Laws, as amended, or any indenture, mortgage, deed of trust, loan agreement or similar debt instrument, or any other agreement to which it is a party or by which it is bound or to which any of its properties is subject, nor is Seller aware of any fact, circumstance or event which has occurred which, upon notice, lapse of time or both, would constitute such a default or violation. Seller is not in violation of any statute, rule, regulation or order of any court or Federal, state or local governmental agency or instrumentality having jurisdiction over it or any of its properties.

         2.4 LITIGATION AND CLAIMS. There is no action, suit or proceeding pending, or to the Seller's knowledge, threatened against or affecting the Seller in any court, before any arbitrator or before or by any governmental body which (i) affects the validity or enforceability of this Agreement, (ii) affects the Assets, or (iii) could materially and adversely affect the ability of Seller to perform Seller's obligations hereunder, or under any document to be delivered pursuant hereto.

         2.5 COMPLIANCE WITH LAWS. Seller is in compliance with and not in default under or in violation of any applicable federal, state or local statutes, ordinances, rules, regulations, safety standards, environmental standards or any other applicable law in connection with the ownership or use of the Assets, or the conduct or operation of the Business. Seller holds all required franchises, permits, licenses, certificates and authorizations necessary or appropriate in connection with the ownership and use of the Assets and the conduct and operation of the Business and all are current, not in default, and valid as of the date of this Agreement. The Seller is not insolvent and the transfer of assets provided for herein does not constitute a fraudulent conveyance or any other violation of creditor rights.

         2.6 INVESTMENT REPRESENTATION. (a) Seller understands that (i) the Common Stock being acquired by Seller pursuant to this Agreement has not been registered under the Securities Act of 1933, as amended, and is being issued in reliance upon the exemption afforded by Section 4(2) and Regulation D promulgated thereunder, thereof for transactions by an issuer not involving any public offering; (ii) such Common Stock must be held indefinitely unless a subsequent disposition thereof is registered under the Securities Act of 1933, as amended, or is exempt from such registration, (iii) Buyer will make a notation on its transfer books to such effect; (iv) such Common Stock is being acquired for investment and without any present view toward distribution thereof to any other person, (v) it will not sell or otherwise dispose of such Common Stock except in compliance with the registration requirements or exemption provision under the Securities Act of 1933, as amended, the rules and regulations thereunder, and as otherwise set forth by the Securities and Exchange Commission, (vi) it has such knowledge and experience in financial and business matters in that it is capable of evaluating the risks and merits of an investment in such Common Stock, (vii) it has consulted with counsel, to the extent deemed necessary, as to all matters covered by this Agreement and have not relied upon Buyer for any explanation of the application of the various federal or state securities laws with regard to the


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acquisition of such Common Stock, (viii) it has investigated and is familiar with the affairs, financial condition and prospects of Buyer, and has been given sufficient access to and has acquired sufficient information about Buyer to reach an informed and knowledgeable decision to acquire such Common Stock, and
(ix) it is able to bear the economic risks of such an investment. Buyer understands that the Common Stock is delivered pursuant to the Registration Rights Agreement attached as Exhibit E hereto

         (b) LEGENDS. The certificate representing the Buyer's Common Stock may be endorsed with the following legends:

                  (1) "THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), AND ARE "RESTRICTED SECURITIES" AS DEFINED IN RULE 144 PROMULGATED UNDER THE ACT. THE SECURITIES MAY NOT BE SOLD OR OFFERED FOR SALE OR OTHERWISE DISTRIBUTED EXCEPT (I) IN CONJUNCTION WITH AN EFFECTIVE REGISTRATION STATEMENT FOR THE SHARES UNDER THE ACT, (II) IN COMPLIANCE WITH RULE 144 OR (III) PURSUANT TO AN OPINION OF COUNSEL TO THE CORPORATION THAT SUCH REGISTRATION OR COMPLIANCE IS NOT REQUIRED AS TO SUCH SALE, OFFER OR DISTRIBUTION."

         (2) Any other legends required by applicable federal or state blue sky or security laws.

The buyer need not register a transfer of any Common Stock, and may also instruct its transfer agent not to register the transfer of the Common Stock, unless the conditions specified in the foregoing legends are satisfied.

         (c)      REMOVAL OF LEGEND AND TRANSFER RESTRICTIONS.

                  (1) Any legend endorsed on a certificate pursuant to subsection 2.6(b) and the stop transfer instructions with respect to such common Stock shall be removed and the Buyer shall issue a certificate without such legend to the holder thereof if such Common Stock is registered under the Securities Act and a prospectus meeting the requirements of Section 10 of the Securities Act is available, if such legend may be properly removed under the terms of Rule 144 promulgated under the Securities Act if such holder provides the Company with an opinion of counsel for such holder, reasonably satisfactory to legal counsel for the Buyer, to the effect that a sale, transfer or assignment of such common Stock may be made without registration.

                  (2) Any legend endorsed on a certificate pursuant to subsection 2.6(b) and the stop transfer instructions with respect to such Common Stock shall be removed upon receipt by the Buyer of an order of an appropriate state securities authority authorizing such removal.

         2.7      INTENTIONALLY DELETED.

         2.8 ASSETS OWNED DIRECTLY BY SELLER. The Seller's Business and the Assets are owned and operated by the corporate entity of the Seller directly and exclusively and not through (i) a direct or indirect subsidiary, partnership, joint venture or other entity of any kind or (ii) any shareholder or affiliate thereof. The Seller has no legal or beneficial interest in any subsidiary, partnership, joint venture or other entity.

         2.9 NO PAYMENTS OWED ON ASSETS. The Seller does not owe any payments to any party with respect to a prior purchase of any assets (to be transferred to Buyer herein) or the business of the Seller. Seller is not a party to any patent, license or royalty agreements in connection with its Assets or the Business requiring it to pay any license or royalty fees to any party in connection therewith.

         2.10     INTELLECTUAL PROPERTY.


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                  (a) Seller owns and possesses all right, title and interest in and to the Intellectual Property, free and clear of all liens, security interests and encumbrances; and to the best of Seller's knowledge no claim has been made or threatened by any third party against Seller contesting the validity, enforceability, use or ownership of any of the Intellectual Property;

                  (b) Seller has, and immediately after the Closing Buyer will have, the right and authority to use the Intellectual Property in the operation of the Business as presently conducted. Such use does not currently, and Buyer's use of such Intellectual Property after the Closing Date will not to the best of Seller's knowledge, conflict with, infringe upon or violate the proprietary rights of any other person or entity;

                  (c) Seller will execute such documents as may be necessary and will otherwise cooperate with Buyer in connection with any registrations or assignments of registrations undertaken in connection with the Intellectual Property transferred to Buyer hereunder, all at Seller's cost and expense; and

                  (d) Except as set forth in Schedule F, Seller has not granted to any third party any license, right or other interest in the Intellectual Property.

         2.11 TITLE TO ASSETS. Seller has or will at the Closing have good and marketable title to the Assets, free and clear of all liens, deeds of trust, mortgages, pledges, charges, security interests, encumbrances, claims, conditional sales agreements, licenses, covenants, conditions, restrictions on transfer, and other rights or interests in favor of any third party whatsoever. No officer, director, shareholder or employee of Seller owns or has any interest, directly or indirectly, in any of the Assets.

         2.12 SUPPLIERS AND CUSTOMERS. Exhibit G contains a list of all Seller's suppliers and customers since January 1, 1990 to the present. The Seller has paid on or before the Closing Date, or will pay when due, all of its obligations, including, but not limited to trade payables, hospitalization, wages and other expenses incurred to the Closing Date, and shall pay when due, all taxes and other obligations which have accrued prior to the Closing Date and shall become payable after the Transfer Date.

         2.13 NO CONTRACTUAL DEFAULTS. The contracts listed in Exhibit H constitute all contracts, written or oral, to which Seller is a party and which affect the Assets, Seller's title thereto, or the use or maintenance of the Assets in connection with the Business. Except as otherwise disclosed in Exhibit H, Seller has performed all obligations required to be performed to date, is not in material default under any such contract, has no knowledge of any event or knows of no fact which, with notice or lapse of time, or both, would constitute a default by any party to any such contract.

         2.14 PAYMENT OF TAXES. All tax returns required with respect to the Business have been prepared in accordance with applicable laws and regulations and filed on a timely basis, and effective as of the Closing Date, all federal and state payroll, real and personal property, sales, use and other taxes payable as a result of Seller's operation of the Business (other than Seller's liability for income taxes in connection therewith) will have been paid or prorated as provided in Section 10.8 hereof. To the extent any inquiries required hereunder with respect to Seller's liability for any such taxes show that, as of the Closing Date, such taxes have not been paid in connection with Seller's operation of the Business, Seller and Buyer agree that such taxes shall be paid out of any funds that may be paid to Seller or its shareholders or former employees in the future and Buyer is authorized to make payment of such taxes directly to the applicable taxing authorities for and on behalf of Seller.

         2.15 FULL DISCLOSURE. The representations, warranties and statements of Seller in this Agreement, including those in any exhibit attached hereto, or in any certificate or other document furnished by Seller to Buyer pursuant to this Agreement, are complete, current and accurate, do not contain or will not contain any untrue statement of material fact, and do not omit or will not omit to state any material fact necessary to make each representation, warranty and statement accurate and not misleading in any material respect. Seller has, and prior to Closing shall have, provided to Buyer, in writing, any information necessary to insure that the representations, warranties, or statements made to Buyer are complete, current and accurate and are not


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misleading in any material respect.

         2.16 BROKERS. No broker or finder has acted for Seller in connection with this Agreement or the transactions contemplated hereby and no broker or finder is entitled to any brokerage commissions, finder's fee or other compensation based on agreements or arrangements made by Seller.

         2.17 CONFIDENTIALITY. All of the Assets and information and documentation furnished by Seller to Buyer pursuant to this Agreement are confidential. Except in the ordinary course of the Business and solely pursuant to standard confidentiality provisions, Seller has not disclosed any of the source code relating to the Assets, and any documents relating thereto, to any third parties and has taken all reasonable measures to protect the secrecy of, and avoid disclosure, dissemination or the unauthorized use of all source code relating to the Assets, and any documents relating thereto. Seller shall provide to Buyer all confidential documents and other materials containing, reflecting or referring to such information, shall keep confidential all such information, and shall not directly or indirectly use such information for any competitive or other commercial purpose. Seller's obligation to keep such information confidential and to not use such information shall continue for an indefinite period after the execution of this Agreement and shall extend to the directors, officers, employees and agents of Seller. The obligation to keep such information confidential shall not apply to any information which (a) was then generally known to the public; (b) became known to the public through no fault of Seller or any of its directors, officers, employees or agents; or (c) was disclosed by a third party unaffiliated with Seller who was not bound by an obligation of confidentiality to Seller; nor shall the obligation to keep such information confidential apply to disclosures required to be made in accordance with any law or regulation or any order of a court of competent jurisdiction or made in the ordinary course of the Business and solely pursuant to standard confidentiality provisions.

         2.18 EMPLOYEES. The Seller does not have any collective bargaining agreements with any of its employees, and to the Seller's knowledge, no labor union organizing is pending or threatened with respect to the Seller. Each of the key employees have executed and delivered a nondisclosure agreement in the form generally accepted in the industry by which such employee has agreed that any work or ideas resulting from his employment became the property of Seller and that the employee has no interest in such property. The execution or delivery of this Agreement, will not conflict with or result in a breach of the terms, conditions or provisions, or constitute a default under, any contract, covenant or instrument under with any of such key employees is now obligated.

                                   ARTICLE III
                     REPRESENTATIONS AND WARRANTIES OF BUYER

         Buyer represents and warrants to Seller that, as of the date of this Agreement and as of the Closing Date:

         3.1 ORGANIZATION AND STANDING. Buyer is a corporation duly organized, validly existing, and in good standing under the laws of the State of Delaware.

         3.2 CAPACITY; AUTHORITY; CONSENTS.

                  (a) Buyer has full corporate power, legal capacity and authority to execute and deliver this Agreement, to consummate the transactions contemplated hereby and to perform its obligations under this Agreement. The execution and delivery of this Agreement, the consummation of the transactions contemplated hereby and the performance of Buyer's obligations hereunder have been duly authorized by the Board of Directors of Buyer and no other corporate proceedings on the part of Buyer are necessary in connection therewith. This Agreement constitutes, and each other instrument or document to be executed and delivered by Buyer will constitute, valid and binding obligations of Buyer, enforceable against Buyer in accordance with their respective terms;

                  (b) Neither the execution and delivery of this Agreement by Buyer, the consummation of


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
the transactions contemplated hereby nor the performance of Buyer's obligations hereunder will (a) violate any provision of the Certificate of Incorporation, as amended, or By-Laws, as amended, of Buyer; (b) violate any statute, code, ordinance, rule or regulation of any jurisdiction applicable to Buyer, or its properties or assets; (c) violate any judgment, order, writ, decree, injunction or award of any court, arbitrator, mediator, government or governmental agency or instrumentality, which is binding upon Buyer or which would have an adverse effect on its properties or assets; (d) violate, breach, conflict with, constitute a default under, result in termination of or accelerate the performance required by, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, deed of trust, license, lease, agreement or other instrument or obligation to which Buyer is a party or by which Buyer or any of its properties or assets is bound; or (e) result in the creation of any lien, security interest, charge or other encumbrance upon any of Buyer's properties or assets; and

                  (c) No consents, approvals, filings or registrations with or by any governmental agency or instrumentality or any other person or entity are necessary in connection with the execution and delivery by Buyer of this Agreement, the consummation by Buyer of the transactions contemplated hereby, or the performance of Buyer's obligations hereunder.

         3.3 FULL DISCLOSURE. The representations, warranties and statements of Buyer in this Agreement, in any exhibit attached hereto, or in any certificate or other document furnished by Buyer to Seller pursuant to this Agreement, are complete, current and accurate, do not contain or will not contain any untrue statement of material fact, and do not omit or will not omit to state any material fact necessary to make each representation, warranty or statement accurate and not misleading in any material respect.

         3.4 BROKERS. No broker or finder has acted for Buyer in connection with this Agreement or the transactions contemplated hereby and no broker or finder is entitled to any brokerage commission, finder's fee or other compensation based on agreements or arrangements made by Buyer.

                                   ARTICLE IV
                               COVENANTS OF SELLER

         4.1 RIGHT OF INSPECTION. From the date of this Agreement through the Closing Date, Seller shall permit Buyer and its authorized agents and representatives to have full access to Seller's business premises during regular business hours, shall make its employees and authorized agents and representatives available to confer with Buyer and its authorized agents and representatives, shall make available to Buyer and its authorized agents and representatives all books, papers and records relating to the Assets and the Business including, but not limited to, books of account, tax records, contracts and agreements, filings with any regulatory authority and any other business information relating to Seller's business activities or prospects as Buyer may from time to time request. No such investigation by Buyer shall affect the representations, statements and warranties of Seller which Buyer shall be entitled to continue to rely upon and each such representation, statement and warranty shall survive any such investigation and the Closing.

         4.2 CONDUCT OF BUSINESS. From the date of this Agreement until the Closing Date:

                  (a) Seller shall conduct the Business and will engage in transactions only in the usual and ordinary course of business and in a commercially reasonable manner and will do so diligently and in substantially the same manner as it has previously. Seller shall use all commercially reasonable efforts to preserve its business organization intact and to preserve all present relationships of Seller with, and the goodwill of, suppliers, customers and others having a business relationship with Seller. Seller further agrees to protect the Assets and maintain such Assets in good operating, condition and repair, and shall, at its expense, repair, replace or restore, as applicable, any item of tangible or intangible property included in such Assets which cease to be in such condition, ordinary wear and tear excepted. Seller shall take all steps reasonably necessary to preserve all Contractual Rights and the Intellectual Property;

                  (b) Seller shall not, unless otherwise consented to or approved by Buyer in writing, or as permitted or required by this Agreement: (i) sell, dispose of or encumber any of the Assets; (ii) modify, amend, cancel, renew or terminate any contract listed in Exhibits A or H; or (iii) take any action or fail to take any action which would cause any of Seller's representations herein to be untrue as of the Closing Date;

                  (c) Seller shall maintain its corporate existence and powers and will not dissolve or liquidate; and

                  (d) Seller shall not do any act or omit to do any act that would cause a material breach or default of any contract, obligation, lease, license or other agreement to which Seller is a party and which affects the Assets, Seller's title thereto or the operation or conduct of the Business.

         4.3 BULK TRANSFER LAW. Seller and Buyer hereby agree to waive compliance with any bulk transfer law which might be applicable to the transactions contemplated herein. In the event the failure of the parties to comply with any such bulk transfer law should cause any creditor of Seller to attempt to collect any claim against Seller by levy of execution, attachment or other proceeding against the Business or Assets transferred to Buyer hereunder, Seller (as provided in Section 9.2 hereof) agrees to indemnify, protect, defend and hold Buyer harmless for, from and against any and all liability, loss, cost, damage and expense resulting from any such claim or claims.

         4.4      COVENANT NOT TO COMPETE.

                  (a) Effective on the Closing Date, all of its shareholders and officers and directors of Seller agree, for themselves, the Seller and any other person or entity they may directly or indirectly own or control, for their account or on behalf of any other party or as an employer, employee, consultant, manager, agent, broker, contractor, shareholder, director or officer of a corporation, investor, owner, lender, partner or otherwise, not to compete, directly or indirectly with Buyer in connection with the Business for a period of two (2) years after the Closing Date in the geographic area necessary or required for Buyer to receive the benefits associated with its purchase of the Assets, including:

                           (1) Engaging in any medical imaging software Business
(including without limitation, the retail distribution and custom development of medical imaging software).

                           (2) Directly or indirectly for their own account or
the benefit of others solicit, hire or retain any employee of Buyer or its affiliates or persuade or entice any employee of Buyer or its affiliates to leave the employ of Buyer or its affiliates.

                           (3) Disclose or furnish to anyone the names,
addresses and requirements of any of the customers of Buyer or its affiliates, unless required to do so by legal process.

                           (4) Molest or interfere with the goodwill and
relationship with any of the customers of the Buyer or its affiliates.

                           (5) Persuade, accept, induce or solicit any of the
customers of Buyer or its affiliates, to engage anyone, other than the Buyer or its affiliates, to deliver product and perform services in the nuclear medicine business, including, but not limited to, system integration, file transfer, and image display.

                  (b) Seller acknowledges that the success of Buyer is dependent on its innovative and proprietary systems, devices and business methods for providing medical imaging software and related services to its customers (and, after the Closing to customers of Seller) as well as its lists and files of customers and referral sources; that it is imperative that these be maintained in strict confidence; and that Buyer is obligated to its customers (and to Seller's customers after the Closing) to assure confidentiality of medical and other information acquired by Buyer in the course of performing medical imaging software and related services. Accordingly, Seller shall keep and maintain in strict confidence, not utilize or copy for any purpose other than in furtherance of Buyer's business, and not transfer, divulge or disclose to any third party other than in furtherance of Buyer's business (i) all technical and business information and proprietary systems and business methods of Buyer, including without limitation, business and marketing plans and opportunities, agreements, know-how, trade secrets, inventions, research and developments as to archive and digitizer devices, books, records, forms, documents and manuals (whether or not any of the foregoing are copyrightable or patentable), pricing policies, patient and customer lists, referral sources and lists and financial and cost information, (ii) all records, files, information and documents relating to customers and (iii) all reports, documents and communications between customers.

                  (c) At the Closing, copies of all documentation of the foregoing which may be in the possession of Seller shall be delivered to Buyer.

                  (d) In addition to any and all other remedies available at law or equity, in the event the Seller shall breach any covenant in Section 4.4 of this agreement, Seller acknowledges that damages would be difficult to ascertain and Buyer shall be entitled, in addition to any and all other remedies, an injunction issued by a court of competent jurisdiction restraining the aforesaid violations of Seller, without the necessity of posting a bond or proving special damages.

                  (e) The provisions of Section 4.4 of this agreement shall apply with respect to Buyer and all subsidiary, affiliate and parent corporations of Buyer and licensees thereof and shall survive the Closing.

         4.5 EMPLOYMENT AGREEMENT. On the Closing Date, Seller shall cause the Seller's employees, Ray Deininger and Tom Deininger, to execute employment agreements ("Employment Agreement") attached hereto as Exhibit I, in form and substance acceptable to Buyer, under which such employees shall agree to become employees of Buyer for a period of one (1) year after the Closing Date. The remuneration payable by Buyer for such employees shall be as set forth in each employees' Employment Agreement.

         4.6 CONSENTS. Seller, at its cost and expense, shall obtain any and all necessary consents, waivers, permits, approvals and authorizations of, and to complete any and all filings or registrations with, all federal, state and local governmental bodies which are necessary or required to consummate the transactions contemplated by this Agreement or to permit Buyer to continue the Business after the Closing Date. Seller, at its cost and expense, shall also obtain any and all consents, waivers, approvals and authorizations from all persons and entities as may be required for the sale, assignment or transfer to Buyer of the Assets as provided herein.

         4.7 COOPERATION. Seller agrees to use its best efforts to take, or cause to be taken, all action and to do, or cause to be done, all acts and actions necessary, proper or advisable to consummate the transactions contemplated by this Agreement and to perform its obligations hereunder.

         4.8 DISCLOSURE OF CHANGES. Through the Closing Date, Seller shall within two (2) days notify Buyer in writing of (a) any threatened lawsuit or claim; (b) any threatened claims or proceedings of any kind; (c) any adverse change in the financial condition of Seller or the Business; and (d) any change in any representations or warranties of Seller set forth in this Agreement or in any exhibit, certificate or other document delivered to Buyer by Seller pursuant to this Agreement.

         4.9 INFORMATION. On or prior to the Closing Date, Seller shall deliver to Buyer all documents, instruments and other information (a) related to the Assets and Business and reasonably necessary, required or convenient in connection with Buyer's investigation of the Assets and Business; (b) necessary, required or convenient to effectuate the terms of this Agreement and the transactions contemplated herein; and (c) otherwise reasonably requested by Buyer. Such documents, instruments and other information shall include, but is not limited to, originals (or accurate copies if originals are unavailable) of all contracts, and other agreements listed on Exhibit B attached hereto, together with all modifications and amendments thereto.

                                    ARTICLE V

                  CONDITIONS TO OBLIGATION OF BUYER TO PERFORM

         The obligations of Buyer under this Agreement are subject to the full and complete satisfaction and fulfillment, on or before the Closing Date, or as otherwise provided herein, of all of the following conditions and contingencies, each of which may be waived by Buyer by delivery to Seller of a written notice of such waiver:

         5.1 REPRESENTATIONS AND WARRANTIES TRUE ON THE CLOSING DATE. The representations and warranties of Seller contained in this Agreement, in the exhibits hereto, and in any certificate, document or statement delivered pursuant to the provisions hereof, shall be true and correct on and as of the Closing Date as though such representations and warranties were made on and as of the Closing Date.

         5.2 COMPLIANCE WITH AGREEMENTS. Seller shall have performed and complied with all agreements, covenants, conditions and obligations required by this Agreement to be performed or complied with by Seller prior to or on the Closing Date.

         5.3 APPROVAL OF DOCUMENTATION. The form and substance of all certificates, instruments, and other documents delivered to Buyer pursuant to this Agreement or required to carry out the transactions contemplated hereby, shall have been approved by counsel for Buyer, which approval shall not be unreasonably withheld.

         5.4 THIRD PARTY CONSENTS. Seller, at its cost and expense, shall have obtained all consents, waivers, permits, approvals and authorizations, and completed all filings and registrations, described in exhibits attached hereto or which are or might be construed as conditions precedent to fully consummating the transactions contemplated hereby, and shall have delivered executed copies or other written evidence thereof to Buyer.

         5.5 TRANSFER OF LICENSES. Seller shall have transferred or assigned to Buyer all contracts, licenses, permits, franchises, certificates and authorizations required, convenient or necessary to enable Buyer to operate and conduct the Business in the manner in which Seller operates and conducts the Business.

         5.6 ASSIGNMENT OF WARRANTIES. Seller shall assign to Buyer any and all warranties covering or affecting the Assets.

                                   ARTICLE VI
                  CONDITIONS TO OBLIGATION OF SELLER TO PERFORM

         The obligations of Seller under this Agreement are subject to the full and complete satisfaction and fulfillment, on or before the Closing Date, or as otherwise provided herein, of all of the following conditions and contingencies, each of which may be waived by Seller by delivery to Buyer of a written notice of such waiver:

         6.1 REPRESENTATIONS AND WARRANTIES TRUE ON THE CLOSING DATE. The representations and warranties of Buyer contained in this Agreement, in the exhibits hereto, and in any certificate, document or statement delivered pursuant to the provisions hereof, shall be true and correct on and as of the Closing Date as though such representations and warranties were made on the Closing Date.

         6.2 COMPLIANCE WITH AGREEMENT. Buyer shall have performed and complied with all agreements, conditions and obligations required by this Agreement to be performed or complied with by Buyer prior to or on the Closing Date.

         6.3 APPROVAL OF DOCUMENTATION. The form and substance of all certificates, instruments, opinions and other documents delivered to Seller pursuant to this Agreement or required to carry out the transactions contemplated hereby, shall have been approved by counsel for Seller, which approval shall not be unreasonably withheld.

                                   ARTICLE VII
                                    REMEDIES

         7.1      REMEDIES PRIOR TO OR ON CLOSING.

                  (a) In the event of any material breach or default of any warranty, covenant, agreement, condition or other obligation of either party hereunder, the non-defaulting party may, at its option, and without prejudice to any other rights or remedies such party may have at law or in equity for any such breach or default, terminate this Agreement promptly upon learning of the breach by delivering written notice of termination to the breaching or defaulting party on or before the Closing Date, provided that such breach or default is of such a nature that it cannot be cured prior to the Closing Date. The notice shall specify with particularity the breach or default on which the notice is based. If Seller terminates this Agreement prior to the Closing Date for any reason other than a breach or default by Buyer, Seller agrees to pay Buyer, as liquidated damages, a fee in the amount of One Million Dollars ($1,000,000). The parties agree that such amount shall be paid from the proceeds of any other transaction(s) that Seller enters into with any third party.

                  (b) In the event of termination of this Agreement by either Buyer or Seller as provided in this Section 7.1, this Agreement shall become null and void, except for the provisions of Section 9.2 hereof, which shall remain in full force and effect. Upon such termination, Buyer shall deliver to Seller, and Seller shall deliver to Buyer, any and all documentation provided by either party to the other pursuant to the terms of this Agreement.

         7.2 REMEDIES SUBSEQUENT TO CLOSING. In the event of any material breach or default of any warranty, covenant, agreement, condition or other obligation of either party hereto, the non-defaulting party may pursue whatever rights and remedies are available to such party at law or in equity, including, without limitation, the rights and remedies provided in this Agreement.

                                   ARTICLE VII
                                     CLOSING

         8.1 SELLER'S OBLIGATIONS AT CLOSING. At the Closing, Seller shall deliver or cause to be delivered to Buyer the following:

                  (a) All of the Assets and all instruments of transfer, properly executed by Seller and acknowledged, including, but no limited to, a bill of sale, deeds and assignments transferring and assigning to Buyer all of Seller's right, title and interest in and to the Assets and delivery of the Assets to Buyer's place of business in Tucson, Arizona at Buyer's cost of shipping;

                  (b) All instruments evidencing any and all consents, waivers, permits, approvals, authorizations, filings and registrations described in Sections 2.2 and 5.4;

                  (c) The Employment Agreements referred to in Section 4.5 hereof, duly executed by the intended employees thereunder;

                  (d) The agreed upon listing of the Inventory described in
Section 1.5 hereof, duly executed by an authorized representative of Seller;

                  (e) Certified resolutions of Seller's Board of Directors and shareholders authorizing the execution and performance of this Agreement and all actions taken by Seller in furtherance of this Agreement pursuant to Section 2.2 hereof; and

                  (f) A certificate, executed by the President of Seller, dated as of the Closing Date, certifying that the representations and warranties of Seller in this Agreement are true and correct on the

Closing Date, as though each such representation and warranty had been made on the Closing Date.

         8.2 BUYER'S OBLIGATIONS AT CLOSING. On the Closing Date, Buyer shall deliver or cause to be delivered to Seller, the following:

                  (a) The payments referred to in Section 1.4 on the Closing Date and the instruction to Buyer's transfer agent as set forth therein;

                  (b) The Employment Agreement referred to in Section 4.5 hereof, duly executed by an authorized office of Buyer;

                  (c) The Covenant referred to in Section 4.4 hereof, duly executed by an authorized officer of Buyer;

                  (d) The agreed upon listing of the Inventory described in
Section 1.5 hereto, duly executed by an authorized representative of Buyer;

                  (e) Certified resolutions of Buyer's Board of Directors authorizing the execution and performance of this Agreement and all actions taken by Buyer in furtherance of this Agreement pursuant to Section 3.2 hereof; and

                  (f) A certificate, executed by the President of Buyer, dated as of the Closing Date certifying that the representations and warranties of Buyer in this Agreement are true and correct on the Closing Date, as though each such representation and warranty had been made on the Closing Date.

                                   ARTICLE IX
                            OBLIGATIONS AFTER CLOSING

         9.1      EMPLOYEES.

                  (a) Buyer and Seller acknowledge and agree that Buyer expects to hire some of Seller's employees after the Closing Date on such terms as are acceptable to Buyer and such employees. Effective as of the Closing Date, Seller shall terminate the employment of all such employees of Seller in connection with the Business, and Buyer shall be entitled to hire such of those employees that Buyer deems appropriate in its sole discretion. Notwithstanding the foregoing, nothing contained herein shall be deemed to constitute Buyer's assumption of any liability of Seller with respect to any employees, including, but not limited to, any liability arising out of or related to any collective bargaining agreement, employment agreement, pension or retirement plan, profit-sharing plan, stock purchase or stock option plan, medical insurance plan, compensation or bonus agreement, vacation or severance pay plan or agreement or any other employee benefit or plan, all of which shall be and remain the sole responsibility and obligation of Seller.

                  (b) With respect to any current or former employee of Seller who is not hired by Buyer on the Closing Date, Seller shall expeditiously take all steps necessary to provide such employee (or any Code Section 4980B(g) qualified beneficiary of such employee) with the health coverage continuation rights that the employee (or any Code Section 4980B(g) qualified beneficiary of such employee) is entitle to under the continuation health care coverage requirement of Code Section 4980B and ERISA Sections 601 through 609. Seller agrees to provide Buyer with proof of its satisfaction of its duties under this paragraph.

                  (c) Seller agrees to pay and be liable to Buyer and shall assume, indemnify, defend and hold harmless Buyer from and against and in respect of any and all losses, damages, liabilities, taxes, sanctions that arise under Code Section 4980B(b), interest and penalties, costs and expenses (including, without limitation, disbursements and reasonable legal fees incurred in connection therewith and in seeking indemnification therefor, and any amounts or expenses required to be paid or incurred in connection with any action, suit, proceeding, claim, appeal, demand, assessment, or judgment) imposed upon, incurred by, or assessed against Buyer and any of its employees arising by reason of or relating to any failure to comply with the continuation health care coverage requirements of Code Section 4980B and ERISA Sections 601 through 609 which failure occurred with respect to any current or prior employee of Seller (or any Code Section 4980(g) qualified beneficiary of such employee) on or prior to the Closing Date.

                  (d) Seller also agrees to use its best efforts to expeditiously provide the person(s) designated by Buyer with all information that such person(s) deems necessary to determine whether there have been any failures to comply with the continuation health care coverage requirements of Code Section 4980B and ERISA Sections 601 through 609 as such requirements have applied to any group health plan maintained by or for Seller which failure occurred with respect to any current or prior employee of Seller (or any Code
Section 4980(B)(g) qualified beneficiary of such employee) on or prior to the Closing Date. Seller further agrees to use its best efforts to expeditiously provide to the person(s) designated by Buyer with all information that such person(s) deems necessary to correct any failures to comply with such continuation health care coverage requirements. Such information shall include, without limitation, the identification of all Code Section 4980B(f)(7) covered employees and their Code Section 4908(g) qualified beneficiaries and information otherwise demonstrating compliance with all of the continuation health care coverage requirements or Code Section 4980B and ERISA Sections 601 through 609.

                  (e) For purposes of this Section, references to the Code and ERISA shall include references to any provisions of such statutes as they may be amended from time to time.

         9.2      INDEMNIFICATION.

                  (a) Seller shall indemnify, defend, protect and hold Buyer harmless from and against any and all claims, losses, expenses, damages, obligations, deficiencies and liabilities of any kind, including, without limitation, costs of investigation, interest, fines and penalties, reasonable attorney's fees and any and all costs, expenses and fees incident to any suit, action or proceeding incurred or sustained by Buyer which arise out of, result from or are related to: (i) Seller's breach of any representation, warranty, covenant, agreement or obligation of Seller contained herein or in any other instrument or document executed and delivered by Seller in connection herewith; or (ii) any or all liabilities or obligations arising out of or in any manner relating to the operation of the Business or any event occurring on or prior to the Closing Date related thereto or the assets thereof; or (iii) any claim that the Intellectual Property infringes a copyright, trademark, trade secret, United States patent or other intellectual property right.

                  (b) Buyer shall indemnify, defend, protect and hold Seller harmless from and against any and all claims, losses, expenses, damages, obligations, deficiencies and liabilities of any kind, including, without limitation, costs of investigation, interest, penalties, reasonable attorney's fees and any and all costs, expenses and fees incident to any suit, action or proceeding incurred or sustained by Seller which arise out of, result from or are related to Buyer's breach of any representation, warranty, covenant, agreement or obligation of Buyer contained herein or in any other instrument or document executed and delivered by Buyer in connection herewith.

                  (c) Buyer and Seller agree that, upon receipt by either party of a claim or notice thereof in respect of which indemnity, defense, protection or hold harmless may be sought under this Section 9.2, said party ("Claimant") shall give written notice within ten (10) days thereafter ("Notice of Claim") to the party from whom indemnification, defense, protection or hold harmless may be sought hereunder ("Indemnitor"). No indemnification, defense, protection or hold harmless under this Section 9.2 shall be available to any party who fails to give the required Notice of Claim within such ten (10) days period if the party to whom such notice should have been given was unaware of the matter and was prejudiced by the failure to receive the Notice of Claim in a timely manner. The Indemnitor shall be entitled at its own expense to participate in the defense of any clam or action against the Claimant. The Indemnitor shall behave the right to assume the entire defense of such clam provided that (i) the Indemnitor gives written notice of its desire to defend such claim (the "Notice of Defense") to the Claimant within fifteen (15) days after Indemnitor's receipt of the Notice of Claim; (ii) the Indemnitor's defense of such claim shall be without cost to the Claimant or prejudice to the

Claimant's rights under this Section 9.2; (iii) counsel chosen by the Indemnitor to defend such claim shall be reasonably acceptable to Claimant, (iv) the Indemnitor shall bear all costs and expenses in connection with the defense of such claim; (v) the Claimant shall have the right, at the Claimant's expense, to have Claimant's counsel participate in the defense of such claim; and (vi) the Claimant shall have the right to receive periodic reports from the Indemnitor and Indemnitor's counsel with respect to the state and details of the defense of such claim and shall have the right to make direct inquiries to Indemnitor's counsel in this regard.

                  (d) To the extent Buyer incurs any liability, damage, cost or expense in connection with a claim against which Seller is obligated to indemnify, defend, protect or hold Buyer harmless hereunder, Buyer shall be entitled to offset such liabilities, damages, costs or expenses against (i) any payment due in connection with the fees referred to in Section 1.4 hereof; or
(ii) by a return to Seller of shares of the Common Stock equal to offset such liabilities, damages, costs or expenses by valuing the Common Stock at the then current market value.

         9.3 TRANSITION. Seller, as part of the consideration described herein, shall render reasonable cooperation to Buyer to effectuate a smooth and orderly transition in the operation and conduct of the Business following the Closing Date.

                                    ARTICLE X
                                   ARBITRATION

         10.1 ARBITRATION. In the event any dispute or controversy arising out of this Agreement cannot be settled by the parties, such controversy or dispute shall be submitted to binding arbitration in Tucson, Arizona. In the event the parties cannot mutually agree upon the arbitrator to settle their dispute or controversy, each party shall then select one arbitrator and the two so selected shall select a third arbitrator. If either party fails to select an arbitrator within fifteen (15) days after written demand from the other party to do so, or if the two arbitrators selected fail to select a third arbitrator within fifteen
(15) days after the last of such selected arbitrators is appointed, then such arbitrator or arbitrators shall be selected pursuant to the then existing rules and regulations of the American Arbitrator Association governing commercial transactions. The decision of the majority of said arbitrators shall be binding upon the parties hereto for all purposes and judgment to enforce any such decision may be entered in the Superior Court, Pima County, Arizona (and for this purpose each party expressly and irrevocably consents to the jurisdiction of said Court). At the request of either party, the arbitrator proceedings shall be conducted in the utmost secrecy. In that event, all documents, testimony and records shall be received, heard and maintained by the arbitrators in secrecy, available for inspection only by either party and by their respective attorneys and experts who shall agree, in advance and in writing, to receive all such information in secrecy. In all other respects, the arbitrators shall conduct all proceedings pursuant to the Uniform Arbitration Act as adopted in the State of Arizona, and the then existing rules and regulations of the American Arbitration Association governing commercial transactions to the extent such rules are not inconsistent with such Act and this Agreement.

                                   ARTICLE XI
                               GENERAL PROVISIONS.

         11.1 PUBLICITY. All notices to third parties and all other publicity concerning the transactions contemplated by this Agreement shall be jointly planned and coordinated by and between Buyer and Seller. Neither Buyer nor Seller shall act unilaterally in this regard without the prior written approval of the other party; however, this approval shall not be unreasonably withheld.

         11.2 SURVIVAL OF REPRESENTATIONS, WARRANTIES AND COVENANTS. The respective representations, warranties and covenants of Buyer and Seller made herein or in any certificate or other document delivered pursuant to this Agreement, including, without limitation, the obligations of indemnity, defense, protection, and holding harmless hereunder, shall survive the Closing Date and the consummation of the transactions contemplated hereby until the applicable statute of limitations has run, notwithstanding any examination made by or for the party to whom such representations, warranties or covenants were made, the knowledge of any officers, directors, shareholders, employees or agents of the party, or the acceptance of any certificate or opinion.

         11.3 NOTICES. All notices, requests, demands and other communications required under this Agreement shall be in writing and shall be deemed duly given and received (a) if personally delivered, on the date of delivery, (b) if mailed, three (3) days after deposit in the United States Mail, registered or certified, return receipt requested, postage prepaid and addressed as provided below, or (c) if by a courier delivery service providing overnight or "next-day" delivery, on the next business day after deposit with such service, addressed as follows:

         IF TO SELLER:             Medical Imaging Technology Associates, Inc.
                                   49 Main Street
                                   Mainland, PA 19451-0197

         WITH A COPY TO:           Christopher F. Wright, Esq.
                                   Pepper, Hamilton & Sheets, L.L.P.
                                   1235 Westlakes Drive, Suite 400
                                   Berwyn, PA 19312
                                   Tel:610-640-7803
                                   Fax: 610-640-7835


         IF TO BUYER:              Dr. Phillip Berman
                                   CompuRAD, Inc.
                                   1350 N. Kolb
                                   Tucson, AZ 85715
                                   Tel: 520-298-1000;Fax: 520-298-1400
                                   e-mail: Berman @ compurad.com

         WITH A COPY TO:           Joel L. Herz
                                   Law Offices of Joel L. Herz
                                   1050 E. River Rd., Suite 300
                                   Tucson, AZ 85718
                                   Tel: 293-1400  Fax: 293-1558
                                   e-mail: jherzlaw @ aol.com

Any party may change its above-designated address by giving the other party written notice of such change in the manner set forth herein.

         11.4 HEADINGS. Headings contained in this Agreement are inserted only as a matter of convenience and in no way define, limit, extend or describe the scope of this Agreement or of any provision hereof.

         11.5 ENTIRE AGREEMENT; MODIFICATION. This Agreement constitutes the entire agreement among the parties and supersedes all prior and contemporaneous agreements and undertakings of the parties with respect to the subject matter hereof. No supplement, modification or amendment of this Agreement shall be binding or enforceable unless executed in writing by the parties hereto.

         11.6 WAIVER. No waiver of any of the provisions of this Agreement shall be deemed, or shall constitute, a waiver of any other provision hereof (whether or not similar), nor shall such waiver constitute a continuing waiver, and no waiver shall be binding unless executed in writing by the party making the waiver.

         11.7 EXHIBITS. Exhibits attached hereto and referred to in this Agreement are hereby incorporated into this Agreement and made a part hereof.

         11.8 COUNTERPARTS. This Agreement may be executed in multiple counterparts, each of which shall be deemed, construed, and considered to be an original, but all of which shall constitute one and the same instrument, when signed by both of the parties hereto.

         11.9 GOVERNING LAW; JURISDICTION. Except as expressly provided herein, this Agreement shall be construed in accordance with, and governed by, the laws of the State of Arizona, without regard to the application of conflicts of law principles. Except in respect of an action commenced by a third party in another jurisdiction, the parties agree that any legal suit, action or proceeding arising out of or relating to this Agreement shall be instituted in a State or Federal court in the City of Tucson, Pima County, State of Arizona only, and they hereby irrevocably submit to the jurisdiction of any such court.

       11.10 ATTORNEYS' FEES. In the event an action or suit is brought by any party hereto to enforce the terms of this Agreement, the prevailing party shall be entitled to the payment of its reasonable attorney's fees and costs, as determined by the judge of the court.

       11.11 PARTIES IN INTEREST. Nothing in this Agreement, whether expressed or implied, is intended to confer upon any person or entity other than the parties hereto and their respective heirs, representatives, successors and permitted assigns, any rights or remedies under or by reason of this Agreement, nor is anything in this Agreement intended to relieve or discharge the liability of any party hereto or third party, nor shall any provision hereof give any person or entity any right of subrogation against or action over or against any party hereto.

       11.12 SUCCESSORS IN INTEREST. Except as otherwise provided herein, all provisions and obligations of this Agreement shall be binding upon, inure to the benefit of and be enforceable by and against the respective heirs, executors, administrators, personal representatives, successors and assigns of any of the parties hereto.

       11.13 SEVERABILITY. The invalidity or unenforceability of any particular provision of this Agreement, or any part thereof, shall not effect the other provisions hereof and this Agreement shall be continued in all respect as if such invalid or unenforceable provision were omitted herefrom.

       11.14 RISK OF LOSS. Seller shall bear all risk of loss with respect to the Assets arising on and prior to the Closing Date. In the event that all or any part of the Assets are damaged or destroyed by fire, windstorm or any other casualty on or prior to the Closing Date (whether or not insured), Seller shall immediately notify Buyer of such damage or destruction. In such event, Seller and Buyer agree as follows:

              (a) If the amount of the casualty loss is less than Five Thousand and 00/100 Dollars ($5,000.00), the portion of the Purchase Price set forth in
Section 1.4 shall be reduced by the amount of the casualty loss, and Seller shall retain the right to receive proceeds of any insurance policies which cover any such loss.

              (b) If the amount of the casualty loss is Five Thousand and 00/100 Dollars ($5,000.00) or more, Buyer shall have the option to either: (i) terminate this Agreement by written notice to Seller, in which case the parties shall have no further obligations or liabilities hereunder, or (ii) continue to proceed with the transactions contemplated by this Agreement. If Buyer elects to continue to proceed with the transactions contemplated hereby: (i) all insurance proceeds collectible by reason of such casualty loss shall be deemed to have been absolutely and irrevocably assigned to, and shall be payable directly to, Buyer and the portion of the Purchase Price set forth in Section 1.4 shall be reduced by the amount of any deductible under any insurance policies; (ii) Seller shall deliver to Buyer, on or before the Closing Date, a duly executed assignment of all insurance proceeds, in form and substance acceptable to Buyer;
(iii) Buyer shall have the right to conduct all settlement proceedings with respect to such insurance claims; (iv) Buyer shall have the right and option to extend the Closing Date for a period of up to thirty (30) days from the date of such casualty loss; and (v) if Seller does not have insurance, or the limits thereof are not sufficient to cover the loss, the portion of the Purchase Price set forth in Section 1.4 shall be reduced by the amount of the loss or the insufficiency, as the case may be.

         11.15 FURTHER DOCUMENTATION. Each party shall execute and deliver such further and additional instruments and documents and do such further and additional acts as may be required to carry out the intents and purposes of this Agreement.

         11.16 INTERPRETATION. The parties hereto agree that each party and its counsel have reviewed this Agreement and that any rule of construction to the effect that ambiguities are to be resolved against the drafting party shall not apply to the interpretation of this Agreement.


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
     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first set forth above.

MEDICAL IMAGING
TECHNOLOGY ASSOCIATES, INC.                   COMPURAD, INC.

/s/ Ray Deininger                             /s/ Phillip Berman
----------------------------                  -----------------------------
By:    Ray Deininger                          By:    Dr. Phillip Berman, M.D.
Title: President                              Title: CEO, President and Chairman



Ray Deininger, individually  /s/ Ray Deininger
                             ------------------------------
By: Tom Deininger, individually /s/ Tom Deininger
                                ------------------------------

By: Peter Heckman, individually /s/ Peter Heckman
                                ------------------------------


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